MERCURY WASTE SOLUTIONS INC.

                      NON STATUTORY STOCK OPTION AGREEMENT


         This AGREEMENT is dated as of the 22nd day of January, 1997, by and between Mercury Waste Solutions, Inc., a Minnesota corporation (the "Company") and Donald J. Wodek ("Optionee").

         WHEREAS, pursuant to the Stock Option Plan of the Company (the "Plan"), the Board of Directors of the Company has authorized granting to Optionee a Nonstatutory Stock Option to purchase certain shares of common stock of the Company reserved for issuance pursuant to the Plan, such option to be for the term and upon the terms and conditions hereinafter stated.

         NOW, THEREFORE, it is hereby agreed:

         1. GRANT OF OPTION. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, the terms and conditions of which are incorporated in full herein by reference, thirty-five thousand (35,000) shares of common stock (the "Option Stock") of the Company at the option price of $2.75 per share (the "Option"). The Company does not intend that the Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Optionee (or any other person claiming under the Optionee) shall not have any of the rights of a shareholder with respect to the Option Stock until the due exercise of the Option and payment of the option price in accordance with this Agreement. Notwithstanding any other provision herein, the grant of the Option shall be null and void if the initial public offering of the Company's common stock is not effective by March 31, 1997.

         2. TERMS AND CONDITIONS.

         a. Term of Option; Exercise of Option. The Option shall terminate ten
(10) years after the date hereof, subject to the provisions contained herein. The Optionee may exercise the Option for up to twenty percent (20%) of the Option Stock each year commencing one year from January 22, 1997, with additional installments of twenty percent (20%) exercisable on each of the second, third, fourth and fifth year anniversary dates, in accordance with the Nonstatutory Stock Option Vesting Schedule attached hereto as Exhibit A. Such installments shall be cumulative and, if in any year the total number of shares of Option Stock which may be purchased in such year is not purchased, the shares not purchased may be purchased in any subsequent year during the term of the Option.

         b. Procedure for exercise. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office, accompanied by the payment of the option price in cash or check payable to the Company. As soon as is practicable after such notice is received, Optionee shall be recorded on the books of the Company as the owner of the Option Stock purchased and the Company shall deliver to Optionee a stock certificate evidencing such ownership.

         c. Death or Disability of Optionee. If the Optionee dies or becomes Disabled (as hereinafter defined) and the Optionee has been at the time of his death or Disability in continuous employment by the Company or a parent or subsidiary corporation, the Option shall be exercisable in full on the date of Optionee's death or Disability without regard to the installment percentages provided in Section 2(a) above. The term "Disability" shall mean any physical or mental impairment of Optionee, whether total or partial, which prevents Optionee, in the reasonable judgment of the Company, from carrying out or performing the major duties of his employment with the Company. The determination of whether an Optionee has a Disability within the meaning of this
Section 2(c) shall be made in writing by the Board of Directors in its sole discretion.

         d. Termination of Employment for Cause. If Optionee's employment by the Company or a parent or subsidiary corporation is terminated for cause, as is hereafter defined ("Cause"), the Option, regardless of the extent vested, shall be canceled immediately. Termination for Cause shall include termination for violation of any employment agreement, or on fraud, embezzlement, securities law violation, material violation or willful criminal violation of environmental laws and regulations or an applicable agreement with a federal or state environmental agency, sexual harassment of fellow employees, or if Optionee is guilty of a substantial, willful and material act or acts of insubordination, misconduct, dishonesty, or disloyalty against the Company, or gross misconduct involving moral turpitude. The determination of the Board of Directors with respect thereto shall be final and conclusive.

         e. Termination of Employment other than for Cause. If Optionee's employment shall terminate for any reason, voluntary or involuntary, other than for Cause, the Optionee may at any time within three months after such termination exercise the Option to the extent the Option was exercisable by the Optionee on the date of the termination of his employment.

         f. No Right to Continued Status as an Employee. This Option shall not confer upon Optionee any right with respect to continued status as en employee of the Company, nor shall it interfere in any way with the right of the Company to terminate his status as an employee at any time.

         3. OPTIONEE'S REPRESENTATIONS. In the event the Option Stock has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

         4. LIMITATIONS ON TRANSFERABILITY. All Option Stock issued to Optionee shall be subject to the terms of a Shareholder Agreement, a copy of which is attached hereto as Exhibit C.

         5. MODIFICATION AND TERMINATION BY BOARD OF DIRECTORS. The rights of Optionee are subject to modification and termination in certain events as provided in the Plan.

         6. WITHHOLDING. Company shall be entitled to withhold from amounts due to Optionee amounts required to be withheld for income taxes, FICA (social security) taxes or other purposes as required under any federal, state or local law. If Company fails to withhold in the full amount or at the time required by law, Company may make up the deficiency by withholding from later amounts due. If such amounts withheld are at any time for any reason insufficient to meet Company's withholding obligations, Company may (i) withhold and deduct the deficiency from any amounts due to Optionee for any reason, and (ii) require that Optionee pay the amount of such withholding deficiency to Company (and Optionee shall make such payment immediately upon demand).

         7. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         8. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal office; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

         9. ENTIRE AGREEMENT. This Agreement, together with the provisions of the Plan, sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes and revokes all prior negotiations, discussions, representations, understandings and agreements between the parties with respect to such subject matter.

         10. AMENDMENT; WAIVER. This Agreement may be amended only in a written instrument signed by all parties hereto and setting forth the nature of such amendment and the specific intent to so amend. Rights under this Agreement may be waived only in a written instrument signed by the waiving party and setting forth the specific right being waived and the specific intent to so waive. A waiver of any particular right in any particular instance shall not be deemed a waiver of any other right or a waiver of such right in any other instance.

         11. BINDING NATURE. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

         12. HEADINGS. Headings in this Agreement are for convenience of reference only, and shall not alter the interpretation, meaning or effect of any provision of this Agreement.

         13. GOVERNING LAW. The validity, enforceability, interpretation and effect of this Agreement shall be governed in all respects by the laws of the State of Minnesota.

         14. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   MERCURY WASTE SOLUTIONS, INC


                                   By___________________________________
                                   Its:_________________________________


                                   OPTIONEE:


                                   _____________________________________
                                   Donald J. Wodek
                                   Address and Telephone Number of Optionee:
                                   8168 Galway Road
                                   Woodbury, Minnesota 55125
                                   (612) 731-4752



                                    EXHIBIT A

                   NONSTATUTORY STOCK OPTION VESTING SCHEDULE

Name of Employee: Donald J. Wodek

Date of Commencement of Employment: part-time, January 22, 1997; full-time, March 1, 1997

Number of Shares Subject to Option: 35,000

Date of Grant:    January 22, 1997


                             OPTION VESTING SCHEDULE

                                                 NO. OF SHARES
                  DATE                           EXERCISABLE
                  ----                           -----------
                  January 22, 1998                 7,000
                  January 22, 1999                 7,000
                  January 22, 2000                 7,000
                  January 22, 2001                 7,000
                  January 22, 2002                 7,000

         The above vesting schedule assumes continuous employment. Reference is made to the Plan and the Agreement for your rights to exercise your Option in the event of termination of employment during lifetime or upon death or disability. The above vesting schedule is in all respects subject to the terms of the Plan.